Exhibit 99.6
MORGAN STANLEY

Date: February 28, 2007

To: Morgan Stanley Mortgage Loan Trust 2007-5AX	From: Morgan Stanley Capital Services Inc.

Attn: Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, MD 21045 Attention: Client Manager, MSM 2007-5AX	Contact: New York Derivative Client Services Group

Fax: (410) 715-2380	Fax: (646) 202-9190

Tel: (410) 884-2000	Tel: (212) 761-2996

Re: Cap Ref. No. AACGQ

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between Morgan Stanley Capital Services Inc. and Wells Fargo Bank, National Association, solely in its capacity as securities administrator (the “Securities Administrator”) on behalf of the Morgan Stanley Mortgage Loan Trust 2007-5AX pursuant to the Pooling and Servicing Agreement (the “PSA”), dated as of February 1, 2007, among Morgan Stanley Capital I Inc. (the “Depositor”), the Securities Administrator, as master servicer and securities administrator, and LaSalle Bank National Association, as trustee (the “Trustee”), on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement below, and is delivered in conjunction with an additional Confirmation (the “Swap Confirmation”) of even date herewith and also a “Confirmation” under such ISDA Master Agreement. Delivery of the Swap Confirmation by Party B constitutes consideration to Party A for assuming its obligations under this Transaction.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

1.  This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of February 28, 2007, as amended and supplemented from time to time (the “Agreement”), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.  The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	Morgan Stanley Capital Services Inc.

Party A Credit Support:	Payments guaranteed by Morgan Stanley

Party B:	Morgan Stanley Mortgage Loan Trust 2007-5AX

Trade Date:	February 23, 2007

Effective Date:	February 28, 2007

Termination Date:	January 25, 2008, subject to adjustment in accordance with the Business Day Convention.

MORGAN STANLEY

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period in Schedule A attached hereto.

Fixed Amounts:

Fixed Amount Payer:	Party B

Fixed Amount:	0

Floating Amounts:

Floating Amount:	To be determined in accordance with the following formula: Greater of (i) (Floating Rate Option minus Strike Rate) * Notional Amount * Floating Rate Day Count Fraction * 10, and (ii) zero.

Floating Rate Payer:	Party A

Strike Rate:	With respect to any Calculation Period, the rate set forth for such period in Schedule A attached hereto.

Floating Rate Payer Payment Dates:	Early Payment — For each Calculation Period, the first Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Payer Period End Date(s):
The 25th of each month in each year from (and including) March 25, 2007 to (and including) the Termination Date, subject to adjustment in accordance with the Business Day Convention.

For the avoidance of doubt, the initial Calculation Period will accrue from and including the Effective Date to but excluding March 25, 2007 and that the final Calculation Period will accrue from and including December 25, 2007 to but excluding the Termination Date.

Floating Rate Option:	USD-LIBOR-BBA

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of Each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Calculation Agent:
Party A; provided, however, that if an Event of Default occurs with respect to Party A, then Party B shall be entitled to appoint a financial institution which would qualify as a Reference Market-maker to act as Calculation Agent.

MORGAN STANLEY

3.  Account Details:

Payments to Party A:	Citibank, New York ABA No. 021 000 089 For: Morgan Stanley Capital Services Inc. Account No. 4072 4601

Operations Contact:	Operations Tel 212 761-4662 Fax 410 534-1431

Payments to Party B:	Wells Fargo Bank, National Association ABA No. 121-000-248 Account Name: Corporate Trust Clearing Account No. 3970771416 for further credit to 50989701, MSM 2007-5AX Ref: MSM 2007-5AX

4.  Modifications to the Agreement:

The parties hereby agree to amend the Agreement referenced in paragraph 1 above as follows:

(a)
For purposes of this Transaction only, the Agreement is modified as follows: Part 1(f)(ii), Part 1(h)(A) and Part 5(f) of the Schedule to the ISDA Master Agreement are hereby deleted in their entirety.

(b)
Fiduciary Capacity. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator on behalf of the Trustee under the PSA in the exercise of the powers and authority conferred to and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust created under the PSA is made and intended not as personal representation, undertaking or agreement of the Securities Administrator, but is made and intended for the purpose of binding only such trust and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

MORGAN STANLEY

(c)	Addresses for Notices. For the purpose of Section 12(a):

(i)	Address for notices or communications to Party A:

Morgan Stanley Capital Services Inc.
1585 Broadway, 3rd Floor
New York, New York 10036
Attention: Chief Legal Officer

Facsimile No.: 212-507-4622

(ii)	Address for notices or communications to Party B:

Address:    Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045

Attention: Client Manager - MSM 2007-5AX

Facsimile No.: (410) 715-2380       Telephone No.: (410) 884-2000

MORGAN STANLEY

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY CAPITAL SERVICES INC.

By: /s/ David N. Moore
Name: David N. Moore
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
acting not in its individual capacity but solely
as Securities Administrator on behalf of
MORGAN STANLEY MORTGAGE LOAN
TRUST 2007-5AX

By: /s/ Patricia Russo
Name: Patricia Russo
Title: Vice President

MORGAN STANLEY

Schedule A

Interest Rate Cap Schedule

Distribution Dates	Notional Balance ($)	Strike Rate (%)

March 25, 2007	56,832,300.00	8.025
April 25, 2007	55,151,632.82	6.429
May 25, 2007	53,520,271.83	6.650
June 25, 2007	51,936,771.04	6.429
July 25, 2007	50,399,726.85	6.650
August 25, 2007	48,907,776.83	6.429
September 25, 2007	47,459,598.47	6.429
October 25, 2007	46,053,908.05	6.650
November 25, 2007	44,689,459.49	6.429
December 25, 2007	43,365,043.23	6.650
January 25, 2008	42,079,485.19	6.429
February 25, 2008 and thereafter	0.00	N/A